EXHIBIT 4-a


                                                           PAGE 1


                        STATE OF DELAWARE
                OFFICE OF THE SECRETARY OF STATE

                          ____________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "KCPL FINANCING I", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF DECEMBER, A.D. 1996, AT 12:20 O'CLOCK P.M.

[SEAL]                        /S/EDWARD J. FREEL
                              EDWARD J. FREEL, SECRETARY OF STATE


2693200  8100                 AUTHENTICATION:     8233438
960362851                     DATE:               12-11-96

                      CERTIFICATE OF TRUST
                               OF
                        KCPL FINANCING I

          THIS CERTIFICATE OF TRUST of KCPL Financing I (the "Trust"), dated as of December 10, 1996, is being duly executed and filed by the undersigned, as trustees, to create a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

          1. Name. The name of the business trust being created hereby is KCPL Financing I.

          2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are First Chicago Delaware Inc., 300 King
Street, Wilmington, Delaware  19801.

          3. Effective Date. This Certificate of Trust shall be effective as of its filing.

          IN WITNESS WHEREOF, the undersigned, being the only trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

FIRST CHICAGO DELAWARE INC.,       ANDREA F. BIELSKER
not in its individual capacity     not in her individual capacity
but solely as Trustee              but solely as Trustee

By:  /s/Steven M. Wagner           By:  /s/Andrea F. Bielsker
     Steven M. Wagner
     Vice President


THE FIRST NATIONAL BANK OF
CHICAGO, not in its individual
capacity but solely as Trustee

By:  /s/ John R. Prendiville
     John R. Prendiville
     Vice President